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                                                                    EXHIBIT 21.1



                        SUBSIDIARIES OF VIASYSTEM, INC.



Entity                                                                                                     Jurisdiction
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
Viasystems Technologies Corp., L.L.C.                                                                      Delaware
     Espana Viasystems Technologies, S.A.                                                                  Spain
Viasystems International, Inc.                                                                             Delaware
     Viasystems Technologies Corp.                                                                         Delaware
     Viasystems ULC                                                                                        Nova Scotia
         Viasystems Partners Ltd.                                                                          Ontario
         Viasystems Partnership                                                                            Ontario
     Viasystems International (Cayman Islands) Ltd.                                                        Cayman Islands
         Viasystems Luxembourg Sarl                                                                        Luxembourg
               Viasystems NRO                                                                              Ontario
               Viasystems Canada, Inc.                                                                     Quebec
                    Viasystems Puerto Rico Inc.                                                            Puerto Rico
                    Viasystems Solutions Inc.                                                              Canada
               Viasystems Group Limited                                                                    England/Wales
                     Chips Acquisition Limited                                                             England/Wales
                          Viasystems II Limited                                                            England/Wales
                               Viasystems Tyneside Limited                                                 England/Wales
                                    Interconnection Systems Sales Ltd.                                     England/Wales
                     PCB Investments Plc.                                                                  England/Wales
                          Interconnection Systems Limited                                                  England/Wales
                          Viasystems Holding Limited                                                       England/Wales
                               Viasystems Tamworth Ltd.                                                    England/Wales
                                    TDS Circuits PLC                                                       England/Wales
                               Forward Circuits (Advanced Products) Ltd.                                   England/Wales
                               Forward Circuits II Limited                                                 England/Wales
                               Viasystems Trading Limited                                                  England/Wales
                               Viasystems Technograph Ltd.                                                 England/Wales
                               Forward Microcircuits Ltd.                                                  England/Wales
                               Exacta Circuits Limited                                                     England/Wales
                               Circuit Bureau Limited                                                      England/Wales
                               Covecourt Ltd.                                                              England/Wales
                               Forward Circuits Limited                                                    England/Wales
                               Powertracks Designs Limited                                                 England/Wales
                               TI Technologies (PTY) Ltd.                                                  South Africa
                                   Swift International (PTY) Ltd.                                          South Africa
                               Viasystems Manchester Limited                                               England/Wales
                                   Broadearly Ltd.                                                         England/Wales
                               Interconnection Systems Holdings Limited                                    England/Wales
                                    Flexible Circuits Limited                                              England/Wales
                                    Fourlayer Limited                                                      England/Wales
                                    Forward Lamination Ltd.                                                England/Wales
                               Viasystems Selkirk Limited                                                  Scotland
                                    Viasystems France (SARL)                                               France
                                    Viasystems International Ltd.                                          England/Wales
                                         Viasystems BV                                                     Netherlands
                                             Viasystems Sweden AB                                          Sweden
                                             WFOE                                                          China


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
Entity                                                                                                     Jurisdiction
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
                                             Print Service Holding NV                                      Netherlands
                                                 Mommers Print Service BV                                  Netherlands
                                                 Alex Cars BV                                              Netherlands
                                                 Mommers Vastgoed BV                                       Netherlands
                                                 Momm BV                                                   Netherlands
                                                     Masthoff BV                                           Netherlands
                                                     European Semiconductors Assembly IIV                  Netherlands
                                                     Mommers Print Service France SARL                     France
                                                     Torag Trading AG                                      Switzerland
                                                 Print Belgie Beheer BV                                    Netherlands
                                                     Print Belgie Holding BV                               Netherlands
                                             Viasystems SRL                                                Italy
                                                 TDS Circuits PLC                                          England/Wales
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